UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

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BlackRock Muni New York Intermediate Duration Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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BlackRock Muni New York Intermediate Duration Fund, Inc.

(NYSE: MNE)

VOTE TODAY!

Your Shareholder Meeting is Almost Here

Your vote is needed NOW to preserve your investment in BlackRock Muni New York Intermediate Duration Fund, Inc. (NYSE: MNE). Vote for an experienced, diverse and independent board looking after the interests of long-term shareholders. Under the Board’s diverse, experienced and independent stewardship, the Fund has enjoyed consistently strong performance.

We urge you to vote in support of the Fund’s Board nominees today by using one of the following options:

1.  Vote Online – log onto the website listed on the enclosed voting instructions form or proxy card and follow the instructions;

2.  Vote by Touch-Tone Phone – call the toll-free number on the enclosed voting instructions form or proxy card and follow the instructions; or

3.  Vote by Mail – sign, date and return the enclosed WHITE proxy card.

The Fund’s annual shareholder meeting will take place on Monday, July 18, 2019. Your vote is important because a Cayman Islands hedge fund managed by Saba Capital Management, L.P. (“Saba”) is attempting to install inexperienced individuals on your Fund’s Board who serve as Saba’s nominees in multiple other proxy fights. Saba has a history of attacking funds for its own profit at the expense of long-term shareholders and withdrawing its individuals once the fund has succumbed to its demands – clearly evidencing a lack of interest in Board governance.

Saba’s proposal for a 100% tender offer could have negative repercussions to your Fund, for example forcing your Fund to pay a lower dividend rate and causing the Fund’s expense ratio to increase, not to mention potential adverse tax consequences for all shareholders regardless of whether you participate in the tender. Saba’s proposal also threatens the Fund’s overall ability to maintain its structure as a closed-end fund, which offers benefits such as the use of leverage to provide competitive income and returns to Fund.

Your Board is devoted to overseeing and safeguarding your investment in the Fund. But we cannot fight this alone. We need you, as a shareholder, to vote. We ask that you please take a moment to cast your vote “FOR” the Fund’s Board nominees listed on the enclosed WHITE proxy card and “AGAINST” Saba’s proposal. Voting takes just a few minutes and can be done by phone or online.

It is important to know that Saba may contact you by mail or phone to solicit your support through a yellow proxy card (which Saba will refer to as “gold”). Please do NOT mail in any yellow (or “gold”) proxy card that you receive from Saba for any reason. Sending in Saba’s proxy card would cancel out your vote for your Fund’s Board nominees.

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